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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated August 22, 1999, except for Notes 6 and 7, as to which the date is September 21, 2000, and Note 14, as to which the date is December 5, 2000, with respect to financial statements and schedule included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-46362) and related Prospectus of Tellium, Inc. for the registration of shares of its common stock.

                                                           /s/ Ernst & Young LLP
                                                           Ernst & Young LLP




MetroPark, New Jersey
December 7, 2000